Exhibit 99.2

Contact:	Dan Foley – Investors	Alberto Lopez — Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6370	(702) 407-6344

Release #HET 07-0668

Harrah’s Entertainment Increases Quarterly Cash Dividend 10.3 Percent

LAS VEGAS – July 20, 2006 – The board of directors of Harrah’s Entertainment, Inc. (NYSE:HET) today increased the regular quarterly cash dividend 10.3 percent, to $0.40 per share.

The next quarterly dividend will be payable August 23, 2006, to stockholders of record as of the close of business on August 9, 2006. The shares will begin to trade ex-dividend on August 7, 2006.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment through operating subsidiaries.  Since its beginning in Reno, Nevada 68 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions.  Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s is available at its Web site — www.harrahs.com.